Exhibit 99.1

34th Annual Cowen Healthcare Conference March 5, 2014

Safe Harbor Summary This presentation contains forward-looking statements about Onconova Therapeutics, Inc. based on management’s current expectations which are subject to known and unknown uncertainties and risks. Onconova has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes. Our actual results could differ materially from those discussed due to a number of factors, including, but not limited to, our ability to raise additional equity and debt financing on favorable terms, the success of our Phase 2 and Phase 3 trials of rigosertib, our ability to obtain regulatory approval of rigosertib and other risk factors outlined in our Final Prospectus filed with the Securities and Exchange Commission. We are providing this information as of the date of this presentation and do not undertake any obligation to update any forward-looking statements, whether written or oral, that may be made from time to time, as a result of new information, future events or otherwise.

Investment Highlights

- **Rigosertib** – PI3K/PLK targeted drug for a range of cancers
  - Phase 3 top-line data in higher risk MDS patients released
    - Next step is discussions with regulators in 2Q 2014
  - Phase 3 trial of Oral rigosertib in lower risk MDS in 2H 2014
  - Partnered in Europe (Baxter) and Japan (SymBio)
  - Onconova retains US and other rights
- **Deep pipeline** of earlier stage cancer programs
- Year-end 2013 cash balance ~$100m
  - Cash burn for 2013 ~$61m

March 2014, Page 3

Rigosertib Mechanism of Action and Safety Profile

Rigosertib: Dual Pathway Inhibitor Targets PI3K + PLK pathways Kinomescan: PIK3CA and RIOK1 Right panel shows “polo” effect Interacts with Ras Binding Domain Multiple signaling pathways affected Composition of matter valid until 2026 Orphan designation for MDS Mitotic Pathway Mediated Effects

Overview of Safety Findings Favorable risk-benefit profile overall to date (>1,000 patients) Lack of significant myelosuppression, cardiotoxicity, or neurotoxicity Generally, no need for premedication during the studies Potential safety signals are being monitored on an ongoing basis Risk-benefit analysis by DSMC for pivotal study, 3 meetings Recommended continuation of trial without modifications

Lack of Suppression of Normal Bone Marrow Cellularity is a measure of normalcy of bone marrow Rigosertib preserves bone marrow cellularity Bone marrow preservation is beneficial in MDS patients No change from pre-treatment in BM cellularity over time Bone Marrow Cellularity Over Time in Rigosertib Treated MDS Patients (from early stage trials) Stage Number of Patients Bone Marrow Cellularity Pre-Treatment 37 61% Follow-Up 1 37 68% Follow-Up 2 16 69% Follow-Up 3 11 64%

Rigosertib in Higher Risk MDS

Higher-risk myelodysplastic syndromes (MDS) are defined by patients who fall into higher-risk group categories in the original or revised International Prognostic Scoring System. Survival for these patients is dismal, and treatment should be initiated rapidly. Standard therapies include the hypomethylating agents azacitidine and decitabine, which should be administered for a minimum of 6 cycles, and continued for as long as a patient is responding. Once a drug fails in one of these patients, further treatment options are limited, median survival is <6 months, and consideration should be given to clinical trials. Treating Higher-risk MDS M. Sekeres, Blood, 2014:829-836; published online on December 20, 2013 The Bleak Outlook for Patients With MDS After Hypomethylating Agents Fail Prébet T, Gore SD, Esterni B, et al. Outcome of high-risk myelodysplastic syndrome after azacitidine treatment failure. J Clin Oncol. 2011;29:3322-3327.

Marrow Blast Response in 2nd-Line Higher Risk MDS Patients

Earlier Stage Trials: Best Bone Marrow Responses After Rigosertib IV Treatment in 30 RAEB-1, -2, -t MDS Patients Previously Treated With Hypomethylating Agents



Percent Change in Bone Marrow Blast Count
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Progressive Disease (N=3; >50% increase in BM blasts)
Stable BM Response (N=15, 9 with decreased BM blasts)
Objective Response (N=12; >50% decrease in BM blasts)
Complete BM Response (N=5)

- Bone marrow biopsy from 30/39 rigosertib treated higher risk MDS patients who failed Vidaza/Dacogen
- Change in bone marrow blast after receiving rigosertib IV
- These patients similar to patients enrolled in pivotal Phase 3 MDS trial

Hematological Improvement (HI) 5/30

N 01-01:	Platelets, ANC
04-05-02:	Platelets
04-15-04:	ANC
04-17-11:	RBC, ANC
04-17-12:	Platelets

March 2014, Page 10

Overall Survival Data in Post-HMA MDS Patients Overall survival for patients after hypomethylating agents failure is 17-22 weeks (4 publications) Median OS of 35 weeks for patients on rigosertib in an ITT analysis of 39 patients 0 0 WEEKS SURVIVAL PROBABILITY (%) Intent-to-Treat Analysis: Median OS = 35 Weeks 20 40 60 80 100 10 40 60 80 100 These data are derived from trials done at 4 sites involving 79 total patients*; 39 of these were MDS patients after hypomethylating agents failure *Rigosertib IV studies 04-05, 04-15, 04-17 and 07-H-0225 From 4 earlier stage trials

Design of US/Europe Pivotal Phase 3 HR-MDS Trial Under SPA Rigosertib IV as a single agent in patients with MDS after failed prior azacitidine or decitabine therapy Continuous infusion using a portable pump; 1800 mg daily dose MDS relapsed, refractory or intolerant to azacitidine or decitabine Randomization Rigosertib 1800 mg/24h x 3 days every 2 weeks + Best Supportive Care 180 patients Best Supportive Care 90 patients Overall Survival 270 patients (223 events) Follow-up 2 1

Progression (according to 2006 IWG criteria) at any time after initiation of azacitidine or decitabine treatment during the past 2 years; Failure to achieve complete or partial response or hematological improvement (according to 2006 IWG) after at least six 4-week cycles of azacitidine or either four 4-week or four 6-week cycles of decitabine administered during the past 2 years; Relapse after initial complete or partial response or hematological improvement (according to 2006 IWG criteria) observed after at least six 4-week cycles of azacitidine or either four 4-week or four 6-week cycles of decitabine administered during the past 2 years; Intolerance to azacitidine or decitabine defined by drug-related ≥Grade 3 liver or renal toxicity leading to treatment discontinuation during the past 2 years; 62% 38% Post-HMA MDS Subgroups Per 04-21 protocol

Overall Survival Estimation From Top-line Analysis Median Overall Survival (months) N Hazard Ratio p Value Total Rigosertib 8.2 199 0.86 0.27 (NS) BSC 5.8 100 Subgroup Rigosertib 8.5 127 0.67 0.02 BSC 4.7 57 Subgroup of patients who do not respond to HMAs

Preliminary Safety Analysis of ONTIME Trial at Top-line Analysis Treatment Emergent All Events (%)

Completed and Ongoing Trials Phase 3 ONTIME trial 299 patients 199 + 100 89 sites in 6 countries Low drop-out rate Drug well tolerated Median treatment 10 weeks Most treated at full dose SPA in the US Enrolled post-HMA Patients who did not respond to HMAs Patients who responded and then relapsed Phase 3b 04-24 trial 90 patients 19 enrolled Post-HMA patients Progressed on HMAs No control arm Phase 1/2 Trial 09-08 Combination with Vidaza Phase 1 Portion 140, 280, 560 rigosertib dose Indicated dose of SC/IV Vidaza Phase 2 Portion 40 patients including Phase 1

Phase 1/2 First-line Combination Study in MDS Up to 40 patient multi-site study oral rigosertib + azacitidine combination Phase 1 stage: ascending dose 3/6 cohorts Phase 2 stage: Simon Minimax two-stage design 15 patients followed by 13 patients Objectives: Determine safety and PK Assess efficacy (IWG 2006 criteria) Select phase 2 dose Week 1 Oral Rigosertib only Week 4 No Treatment Week 2 Oral Rigosertib + AZA (SC or IV) Week 3 Oral Rigosertib only Studies conducted by Dr. Silverman of Mount Sinai showed strong synergism between rigosertib and azacitidine* *US Patents: 8106033B2; 20100305059

Rigosertib in Lower Risk MDS

Treating Lower-risk MDS

P. Fenaux, Blood, 121(21):4280-6; Epub 2013 Apr 10

- Lower-risk myelodysplastic syndromes (MDSs) are defined as having low or intermediate 1 risk by the International Prognostic Scoring System and are characterized mainly by anemia in most cases.
- **Supportive care--primarily red blood cell transfusions**--remains an important component of their treatment, but exposes patients to insufficient correction of anemia, alloimmunization, and organ iron overload (for which the role of iron chelation remains debated).
- Treatment aimed at preventing anemia recurrence should therefore be used whenever possible.
- **Erythropoiesis stimulating agents remain the first-line treatment of anemia** in most lower-risk MDS without del(5q),
- Whereas anemia of low-risk MDS with del 5q responds to **lenalidomide** in two-thirds of the cases, but this drug should be used cautiously because profound cytopenias may occur initially.

- **Treatment after failure of those first-line therapies are disappointing overall, with many patients eventually requiring long-term transfusions**

March 2014, Page 19

0 10 20 30 40 50 60 70 80 01-10 01-41 01-45 01-34 01-02 01-37 01-39 01-27 01-23 01-14 01-25 01-35 01-20 01-01 Duration of Transfusion Independence (weeks) Patient ID Transfusion Independence in 14 /36 (39%) evaluable patients (8 weeks+ treatment) with intermittent 560 mg bid Durable Transfusion Independence in LR-MDS Patients Treated With Oral Rigosertib

Transfusion Independence in LR-MDS Patient Previously Treated With ESA and Lenalidomide Week 6.0 7.0 8.0 9.0 10.0 11.0 12.0 -6 -2 1 3 5 7 9 11 13 15 17 19 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60 Hb (g/dL) ESA (1 dose) RBC 2U 2U 2U

AML MDS r MDS nr BM PBL DNA Methylation Analysis Identifies Hypomethylated Loci in Rigosertib Responder LR-MDS Patients Functional annotation of hypo- and hypermethylated genes which best distinguished responders from non-responders The genes most affected by methylation were related to regulation of transcription followed by genes involved in cell-cell adhesion, inflammatory response, apoptosis and proliferation Ongoing work to select small gene panel of best markers to predict response Genomic DNA from bone marrow (BM) of AML patients, BM of rigosertib treated MDS patients, and normal BM or peripheral blood cells of control normal subjects tested for methylation status AML_RAEB 6501 AML_RAEB 6502 AML_RAEB 6503 AML_RAEB 6507 Chr7del low level AML_RAEB 6577 Chr5del low level AML_RAEB 6578 Chr5del MDS 7437 Rig CR MDS 7439 Rig CR MDS 7448 Rig CR MDS 7454 Rig CR MDS 7563 Rig CR MDS 7564 Rig CR MDS Rig LED CR MDS Rig LEG CR MDS Rig McL CR MDS 7441 Rig NR MDS 7449 Rig NR MDS 7457 Rig NR MDS 7458 Rig NR MDS 7459 Rig NR MDS 7460 Rig NR MDS Rig APO NR MDS Rig BEL NR MDS Rig BRO NR MDS Rig CAR NR MDS Rig DIG NR MDS Rig DRE NR MDS Rig GUZ NR MDS Rig HAL NR MDS Rig JON NR MDS Rig KAL NR MDS Rig KEN NR MDS Rig KEY NR MDS Rig LAC NR MDS Rig McR NR MDS Rig MOS NR MDS Rig NEV NR MDS Rig ORN NR MDS Rig RIP NR MDS Rig ROY NR MDS Rig SCH NR MDS Rig SLO NR MDS Rig SPA NR MDS Rig SUD NR MDS Rig SWI NR MDS Rig TOM NR MDS Rig WOL NR NBM 6981 NBM 6982 NBM 6983 NBM 6984 PBL Control 6070 PBL Control 6361 PBL Control 6362 PBL Control 6364 cg12078775_6_30419543_ cg01483139_4_187549458_FAT1 cg11829608_1_207224549_YOD1 cg21093807_3_56717625_C3orf63 cg18850127_7_39170497_POU6F2 cg05406088_15_66947617_ cg00688297_8_145752292_LRRC24 cg05828690_8_145752587_LRRC24 cg06663305_17_8095813_ cg09883255_4_1402852_ cg02705835_3_49203908_CCDC71 cg24683680_2_176948864_EVX2 cg13918754_6_30039380_RNF39 cg01564135_7_27281216_EVX1 cg08409113_17_40937365_WNK4 cg16361302_2_19561327_ cg23892028_6_27256345_ cg17288142_5_140501451_PCDHB4 cg17924936_19_1763800_ONECUT3 cg25364343_18_21719286_CABYR cg03064067_12_85306916_SLC6A15 cg18252903_3_147072643_ cg06782035_5_16179135_40613 cg10846615_2_119599189_ cg20442599_6_108479500_ cg11359133_2_176948699_EVX2 cg17397150_6_101840567_ cg17774559_5_1879698_IRX4 cg10831607_12_115134374_ cg24353443_3_73674166_PDZRN3 cg19864758_20_17206720_PCSK2 cg21429745_2_74725208_LBX2 cg06365535_17_59534102_TBX4 cg01972751_6_137814728_OLIG3 cg25529393_6_27858380_HIST1H3J cg01739725_14_38071393_ cg21281009_18_14748298_ANKRD30B cg01735384_6_28603292_ cg23696752_6_146349312_GRM1 cg10366062_14_103396161_AMN cg09488203_10_95327884_GPR120 cg02162534_10_133956875_JAKMIP3 cg14482313_12_52626889_KRT7 cg14537533_12_52626904_KRT7 cg15515258_13_112728932_ cg06178563_20_21494712_NKX2-2 cg09533869_8_97747124_PGCP cg17858192_4_16077807_PROM1 cg22532079_3_100712058_ABI3BP cg22077361_1_24195347_FUCA1 cg27518976_1_23886730_ID3 cg24407607_6_116753994_DSE cg09993319_10_131529435_MGMT Gender Ploidy(numeric) Karyotype Comments1 Comments2 Comments3 " " G G L L M A B B C D D G H J K K K L M M N O R R S S S S S T W -3.0 -2.9 -2.8 -2.6 -2.5 -2.4 -2.3 -2.2 -2.1 -1.9 -1.8 -1.7 -1.6 -1.5 -1.4 -1.2 -1.1 -1.0 -0.9 -0.8 -0.6 -0.5 -0.4 -0.3 -0.2 -0.1 0.1 0.2 0.3 0.4 0.5 0.6 0.8 0.9 1.0 1.1 1.2 1.4 1.5 1.6 1.7 1.8 1.9 2.1 2.2 2.3 2.4 2.5 2.6 2.8 2.9 3.0

Phase 3 Trial for LR-MDS Discussions with FDA May seek an SPA Design Placebo controlled ESA refractory patients Oral 560/280 dosing; 2/3 weeks schedule Response based Transfusion Independence lasting at least 8 weeks Plan to start in H2-2014 EU consultation following protocol completion

Unmet Needs in Higher and Lower Risk MDS Market

- Est. 2011 US incidence ~15,600*
- Est. 2011 US prevalence ~52,000*
- Vidaza and Dacogen 2012 sales
  - US sales of Vidaza + North American sales of Dacogen reported > $550** million
  - Last FDA approval in 2006 (Dacogen)
- **No approved second-line treatment available for patients failing Vidaza/Dacogen**
- Only a minority of lower risk patients have an approved therapy (Revlimid)

Breakdown of MDS by Risk Category


Higher Risk
23%
Lower Risk
77%

Higher Risk includes High and Intermediate-2 IPSS categories; Lower Risk includes Low and Intermediate-1 IPSS categories

*Decision Resources
**As reported by Celgene and Astex

March 2014, Page 24

Rigosertib MDS Trials and Milestones Regulatory Discussion of Results 2Q14 Advance to Phase 3 Phase 2 Dosing in H2-2014 Rigosertib Single-agent 1st-line in Lower Risk MDS (Oral) 2nd-line in Higher Risk MDS (IV) Rigosertib in Combination Phase 1 Phase 2 Phase 3 Milestones Top-line data available Trial enrolled 1st-line MDS (Oral) Azacitidine Combination IV and Oral Formulations

Appendix

Three Clinical Programs and Deep Non-clinical Pipeline Phase 3 in higher risk MDS; Phase 2 in lower risk MDS Phase 3 Phase 2 Phase 1 Pre-clinical Four Phase 1 studies funded with non-dilutive support; Seeking additional government funding Acute Radiation Syndrome (ARS) Recilisib Cyclin D targeted ON 013105 Rigosertib ON 044580 ON 146040 PLK 2 Inhibitor* Oral Anti-Tubulin ARK5 Inhibitor CK2 Inhibitor* Solid tumors All tumors c-Myc tumors Solid tumors ON 1231320 ON 24160 ON 123300 ON 108600 Dual JAK2/Bcr-Abl Inhibitor PI3K α/δ Inhibitor *Collaboration with GVK Biosciences to develop to proof of concept All product candidates are NCEs originating from proprietary chemical library